Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made effective as of June 29, 2005, by and between Newport Corporation, a Nevada corporation (the “Company”) and Thermo Electron Corporation, a Delaware corporation (the “Seller”).

WHEREAS, the Seller owns, beneficially and of record, 3,220,300 shares (the “Shares”) of the Company’s common stock, $0.1167 par value per share (the “Common Stock”); and

WHEREAS, the Seller desires to sell and the Company desires to purchase the Shares for the consideration, and on the terms, set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase of Shares. Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell to the Company, and the Company hereby agrees to purchase from the Seller, the Shares for an aggregate purchase price of $43,683,368.00 (the “Purchase Price”).

2. Closing; Delivery of Shares. The closing of the purchase and sale of the Shares shall take place at the offices of the Company, 1791 Deere Avenue, Irvine, California 92606, concurrently with the execution and delivery of this Agreement (the “Closing”). At the Closing, the Seller shall deliver to the Company a certificate or certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in form reasonably acceptable for transfer on the books of the Company, against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Seller.

3. Termination of Stockholder Agreement. Effective as of the date hereof, and without requiring any further action on behalf of the parties, the Seller and the Company hereby agree and acknowledge that the Stockholder Agreement, dated July 16, 2004, by and between the Company and the Seller shall automatically terminate and be of no further force and effect and that neither party shall have any further rights, liabilities, obligations or remedies available thereunder.

4. Representations and Warranties of Seller. Seller hereby represents and warrants and covenants to the Company as follows:

(a) Authorization. All corporate actions on the part of the Seller, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Agreement and the performance of all obligations of the Seller hereunder have been taken. This Agreement constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Title to Shares. The Seller is the record and beneficial owner of the Shares, free and clear of all liens, claims, encumbrances, pledges, options and any other adverse interests, restrictions on transfer or defects in title of any kind or nature whatsoever, except for restrictions on transfer imposed by federal and state securities laws. The Shares held by the Seller will be conveyed to the Company hereunder free and clear of all liens, claims, encumbrances, pledges, options and any other adverse interests, restrictions on transfer or defects in title of any kind or nature whatsoever, except for restrictions on transfer imposed by federal and state securities laws.

(c) No Conflict. The execution and delivery by the Seller of this Agreement and the performance by the Seller of its obligations hereunder do not require the Seller to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority that has not already been obtained prior to the date hereof or not required to be obtained until after the date hereof.

(d) Disclosure of Information. Seller has had an opportunity to discuss the Company’s business and financial affairs with the Company’s management and the opportunity to inspect Company facilities and such books and records and material contracts as Seller deemed necessary to its determination to sell the Shares. The Seller has such knowledge and experience in financial or business matters and with respect to the Company’s business, financial condition, operating results and prospects, that it is capable of evaluating the merits and risks of the sale contemplated by this Agreement. Based on the knowledge and experience of the Seller, the Seller has reviewed the merits and risks of the transaction contemplated by this Agreement, and, where necessary, has reviewed all material information made available to it. The Seller has been advised to, and given the opportunity to, consult with counsel of its own choosing with respect to this Agreement and has not relied upon counsel for the Company in connection with this Agreement. Nothing in this Section 4(d) shall lessen or obviate the representations and warranties of the Company set forth in this Agreement.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Seller as follows:

(a) Authorization. All corporate actions on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Agreement and the performance of all obligations of the Company hereunder have been taken. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) state and federal securities laws with respect to rights to indemnification or contribution.

(b) No Conflict. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder do not require the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority that has not already been obtained prior to the date hereof or not required to be obtained until after the date hereof.

(c) Disclosure of Information. The Company’s (i) Proxy Statement on Schedule 14A for its 2005 Annual Meeting of Stockholders, (ii) Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and (iii) other documents, including the exhibits thereto, filed with the Securities and Exchange Commission (“SEC”) since December 31, 2004 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (collectively, the “SEC Reports”), as of the date of their respective filings with the SEC, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Company’s knowledge and except as otherwise previously disclosed to the Seller, no fact or circumstance exists as of the date hereof which would cause the SEC Reports to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6. Miscellaneous.

(a) Entire Agreement; Amendment. This Agreement embodies all of the agreements and understandings of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, with respect thereto. The parties agree to execute such further instruments and to take such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement. This Agreement may not be amended or modified, except by a written instrument signed by all of the parties affected thereby. No waiver of any right hereunder shall be effective unless it is given in a written document or instrument signed by the party waiving such right.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any dispute arising under this Agreement shall be subject to the jurisdiction of the applicable state or federal courts in California and the parties hereby consent to the jurisdiction of such courts.

(c) Headings. The paragraph headings included herein are for convenience of reference only and shall not be considered in, and shall not affect, the interpretation or application of any of the provisions hereof.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which shall constitute one and the same agreement and, provided that each of the parties hereto has executed and delivered at least one such counterpart, this Agreement shall be effective even if all of the parties have not executed the same counterpart of this Agreement.

(e) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(f) Expenses. Each party agrees to pay its own costs and expenses that such party incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

(g) Severability. Any provision of this Agreement that is declared by a court of competent jurisdiction to be illegal, unenforceable or invalid, shall be ineffective to the extent of such illegality, unenforceability or invalidity, but any such provision shall be enforced to the fullest extent possible to avoid such illegality, unenforceability or invalidity, and each other provision of this Agreement shall continue in full force and effect.

[Signatures on Next Page]

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the date first written above.

NEWPORT CORPORATION

By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne,
Senior Vice President and General Counsel

THERMO ELECTRON CORPORATION

By:	/s/ John A. Piccione
John A. Piccione
Assistant Secretary